Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, January 26, 2021	INVESTOR RELATIONS CONTACT: Alanna James - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2020 Fourth Quarter and Full Year Financial Results

HONOLULU — January 26, 2021 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the fourth quarter and full year 2020.

Fourth Quarter 2020 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Loss	$(162.6)M	$(212.3)M	$(172.8)M	$(218.8)M
Diluted EPS	$(3.50)	$(4.57)	$(3.71)	$(4.70)
Pre-tax Margin	(152.8)%	(162.4) pts.	(145.2)%	(154.1) pts.

Full Year 2020 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Loss	$(510.9)M	$(734.9)M	$(551.0)M	$(769.9)M
Diluted EPS	$(11.08)	$(15.79)	$(11.96)	$(16.56)
Pre-tax Margin	(82.9)%	(93.7) pts.	(87.2)%	(97.7) pts.

"While 2020 has been the most challenging year the airline industry has experienced, we are encouraged that the re-opening of Hawai‘i to tourism through the State’s pre-travel testing program and Hawaiian’s successful testing partnerships have allowed us to begin the journey to recovery” said Peter Ingram, Hawaiian Airlines President and CEO. "My colleagues inspire me every day with their resolve to persevere and emerge from the pandemic strongly as they navigate through challenges and create innovative solutions to position Hawaiian for long-term success. The negative impacts of COVID-19 will create a challenging beginning of 2021, but we are confident that the structural pieces are in place for a sustained recovery."

Statistical data, as well as a reconciliation of the reported non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of December 31, 2020 the Company had:

•Unrestricted cash, cash equivalents and short-term investments of $864 million.
•Outstanding debt and finance lease obligations of $1.3 billion.
•Air traffic liability of $534 million.

In January 2021, the Company applied to participate in the Payroll Support Program Extension program (the "PSP Extension"), part of the Consolidated Appropriations Act of 2021, and expects to receive approximately $168 million in funds through the program.

Fourth Quarter 2020

On October 15, 2020, the Company reached an important inflection point in its recovery from the COVID-19 pandemic with the re-opening of Hawai‘i to tourism through the launch of the State of Hawai‘i's pre-travel testing program, which allows guests to avoid quarantine with evidence of a negative COVID-19 test, subject to certain island-specific requirements.

During the fourth quarter, the Company reinstated non-stop service from Honolulu to Las Vegas, Phoenix, San Jose, Oakland, New York and Boston, restoring service to all of its pre-pandemic origin points on the U.S. mainland, as well as non-stop service from Honolulu to Tokyo-Haneda, Japan; Osaka, Japan; and Seoul, South Korea. While the Company doubled its capacity as compared to the third quarter of 2020, its capacity was down 72% compared to the same period in 2019.

As testing is key to the resumption of Hawai‘i travel, the Company launched an array of testing options for travelers, including access to mail-in test kits and proprietary drive-through testing labs in select U.S. mainland gateways.

To increase liquidity, the Company raised approximately $41 million in net proceeds through the sale of approximately 2.1 million shares of common stock under the Company’s at-the-market offering program (ATM Program) during the fourth quarter. The Company may sell up to 5 million shares in total under the ATM Program.

On October 1, 2020, the Company implemented both permanent and extended voluntary leave programs with each of its workgroups. In total, the Company reduced its workforce by approximately 2,400 employees, or more than 32 percent of all employees, of which approximately 2,100 were through voluntary means. As of January 26, 2021, all employees who were subject to an involuntary furlough between October 1, 2020 and January 15, 2021 have been sent recall notices pursuant to the PSP Extension.

In October 2020, the Company executed an amendment with the U.S. Treasury increasing the total amount of the CARES Act Economic Relief Program (ERP) loan under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) from $420 million to $622 million, of which $577 million is undrawn. The Company has until May 28, 2021 to determine how much of the remaining ERP funds to borrow.

In October 2020, the Company reached an agreement with Boeing to delay 787-9 deliveries under its purchase agreement for 10 aircraft. The Company expects to take delivery of 787-9 aircraft from 2022 to 2026 with its first aircraft to be delivered in September 2022.

Guest Experience

During the fourth quarter, the Company continued its enhanced cleaning procedures and guest-facing protocols in an effort to minimize the risk of transmission of COVID-19, including:

•Performing enhanced aircraft cleaning between flights and during overnight parking, including recurring electrostatic spraying of all aircraft.
•Frequent cleaning and disinfecting of counters and self-service check-in kiosks in airports.
•Ensuring hand sanitizers are readily available for guests at airports we serve.
•Requiring guests and guest facing employees to wear a face mask or covering, with guests required to wear masks from check-in to deplaning (except when eating or drinking on board).
•Modifying boarding and deplaning processes.
•Modifying in-flight service to minimize close interactions between crew members and guests.
•Eliminating change fees on all domestic and international flights in order to provide guests with travel flexibility across the Company's network.

During the first quarter of 2021, the Company, in coordination with the State of Hawai‘i, will implement the Hawai‘i Pre-Clear Program across its mainland network to improve the arrivals process for its guests by validating the State's pre-travel testing requirement prior to departure.

Environmental, Social and Corporate Governance

In December 2020, the Company published its inaugural Corporate Kuleana Report outlining its progress advancing various environmental, social and governance (ESG) initiatives. A link to the report can be found through the Investor Relations, Corporate Responsibility section of Hawaiian’s website.

Among key environmental accomplishments, the Company lowered its pre-pandemic carbon emissions while increasing flight operations in 2018 and 2019. In 2019, Hawaiian increased Available Seat Miles (ASMs) by 2.1 percent and Revenue Passenger Miles (RPMs) by 3.6 percent while reducing CO2 greenhouse gas emissions by 1.4 percent. When adjusted for year-over-year growth in flying, as measured by RPMs, Hawaiian reduced its CO2 emissions by 4.8 percent during this period.

Multibillion-dollar fleet modernization investments and state-of-the-art flight programs and strategies have allowed Hawaiian to lower jet fuel burn by approximately 8.5 million gallons annually between 2015 and 2019. This decline in jet fuel burn has reduced CO2 emissions by 75,540 metric tons, or the equivalent of removing, on average, more than 16,000 cars from the roads, annually in this period. Hawaiian has also cut energy use at its headquarters by approximately five percent between 2016 and 2018 through motion sensors, LED lighting and tinted windows. In partnership with Carbon Lighthouse, Hawaiian aims to lower energy consumption at its Airport Center building by approximately 24 percent by the end of 2021. In February 2020, Hawaiian became the first U.S. airline to join the U.S. Department of Energy’s Better Buildings Challenge, committing to a 20 percent reduction in electricity use by 2026.

First Quarter 2021 Outlook

The Company announced on December 8, 2020 that it will launch four new routes in March and April 2021; nonstop flights from Honolulu to Austin, Texas; Orlando, Florida, and Ontario, California as well as a new flight from Long Beach, California to Maui.

The Company expects its first quarter 2021 capacity to be down about 50% compared to the first quarter of 2019, with the State of Hawai‘i's pre-travel testing program anticipated to remain in place throughout the first quarter.
The Company expects its full year 2021 capital expenditures to be approximately $50 - $70 million.

Statistical information, as well as a reconciliation of the non-GAAP financial measures, can be found in the accompanying tables.

Investor Conference Call

Hawaiian Holdings’ quarterly and full year earnings conference call is scheduled to begin today (January 26, 2021) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived and available for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance from 2004-2019 as reported by the U.S. Department of Transportation. U.S. DOT results for 2020 will be reported in February 2021. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 92nd year of continuous service, Hawaiian is Hawai‘i's biggest and longest-serving airline. In 2019, Hawaiian offered nonstop flights between Hawai‘i and more U.S. gateway cities (13) than any other airline, along with service connecting the islands with Japan, South Korea, Australia, New Zealand, American Samoa and Tahiti. As a result of the COVID-19 pandemic, Hawaiian is offering an adjusted schedule of daily flights within the Hawaiian Islands and between Hawai‘i and the U.S. mainland as well as Japan and South Korea.

The airline is committed to the health and safety of its guests and employees and has reinforced enhanced cleaning procedures across its business. While the experience may be a little different, the authentic Hawaiian hospitality remains unchanged. Additional details on how Hawaiian is keeping guests and employees safe can be found at HawaiianAirlines.com/KeepingYouSafe.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance. Such forward-looking statements include, without limitation, the Company’s ability and timing to rebuild its business from the impacts of COVID-19 pandemic; the impact on the Company’s business of the reopening of the State of Hawai‘i to tourism through the state’s COVID-19 pre-travel testing program and the Company’s testing partnerships; funds expected to be received by the Company under the PSP Extension; recommencement of the Company’s ATM Program; the Company’s future borrowing under the ERP; the Company's expectations related to the delivery and timing of its Boeing 787-9 aircraft purchases; implementation of the State of Hawai‘i’s Pre-Clear Program; the Company’s reduction of electricity use under the U.S. Department of Energy’s Better Buildings Challenge; the Company’s outlook for the first fiscal quarter and fiscal year 2021, including expectations regarding capacity and capital expenditures, and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements. These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the continuing and developing effects of the spread of COVID-19 on the Company's business operations and financial condition; whether the Company's cost-cutting plans related to the COVID-19 pandemic will be effective or sufficient; the duration of government-mandated and other restrictions on travel; the full effect that the quarantine, restrictions on travel and other measures to limit the spread of COVID-19 will have on demand for air travel in the markets in which the Company operates; fluctuations and the extent of declining demand for air transportation in the markets in which the Company operates; the Company's dependence on the tourism industry; the Company's ability to generate sufficient cash and manage its available cash; the Company’s ability to accurately forecast economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; labor negotiations; regulatory determinations and related developments; competitive pressures, including the impact of industry capacity between North America and Hawai‘i and interisland; changes in the Company's future capital needs; and foreign currency exchange rate fluctuations.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$91,791	$648,782	(85.9)%	$664,799	$2,597,772	(74.4)%
Other	57,892	59,355	(2.5)%	180,014	234,456	(23.2)%
Total	149,683	708,137	(78.9)%	844,813	2,832,228	(70.2)%
Operating Expenses:
Wages and benefits	149,833	185,659	(19.3)%	387,910	723,656	(46.4)%
Aircraft fuel, including taxes and delivery	26,338	137,283	(80.8)%	161,363	542,573	(70.3)%
Aircraft rent	26,770	27,131	(1.3)%	103,890	118,904	(12.6)%
Maintenance materials and repairs	28,504	67,233	(57.6)%	121,571	249,772	(51.3)%
Aircraft and passenger servicing	11,557	43,972	(73.7)%	58,016	164,275	(64.7)%
Commissions and other selling	11,453	33,618	(65.9)%	46,297	130,216	(64.4)%
Depreciation and amortization	36,149	39,632	(8.8)%	151,665	158,906	(4.6)%
Other rentals and landing fees	16,209	33,845	(52.1)%	73,808	129,622	(43.1)%
Purchased services	22,044	33,261	(33.7)%	99,050	131,567	(24.7)%
Special items	5,704	—	100.0%	184,111	—	100.0%
Other	24,600	37,219	(33.9)%	104,743	155,260	(32.5)%
Total	359,161	638,853	(43.8)%	1,492,424	2,504,751	(40.4)%
Operating Income (Loss)	(209,478)	69,284	(402.3)%	(647,611)	327,477	(297.8)%
Nonoperating Income (Expense):
Other nonoperating special items	1,329	—		(5,682)	—
Interest expense and amortization of debt discounts and issuance costs	(13,827)	(6,596)		(40,439)	(27,864)
Interest income	1,003	3,378		8,731	12,583
Capitalized interest	653	779		3,236	4,492
Other components of net periodic benefit cost	711	(920)		1,300	(3,864)
Gains (losses) on fuel derivatives	3	494		(6,930)	(6,709)
Other, net	(9,153)	1,490		(12,657)	(1,119)
Total	(19,281)	(1,375)		(52,441)	(22,481)
Income (Loss) Before Income Taxes	(228,759)	67,909		(700,052)	304,996
Income tax expense (benefit)	(66,199)	18,192		(189,117)	81,012
Net Income (Loss)	$(162,560)	$49,717		$(510,935)	$223,984
Net Income (Loss) Per Common Stock Share:
Basic	$(3.50)	$1.07		$(11.08)	$4.72
Diluted	$(3.50)	$1.07		$(11.08)	$4.71
Weighted Average Number of Common Stock Shares Outstanding:
Basic	46,458	46,402		46,100	47,435
Diluted	46,458	46,658		46,100	47,546
Cash Dividends Declared Per Common Share	$—	$0.12		$0.12	$0.48

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data
(in thousands, except as otherwise indicated) (unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2020		2019			% Change	2020		2019			% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	480		2,893			(83.4)%	3,353		11,737			(71.4)%
Revenue passenger miles (RPM)	569,608		4,520,090			(87.4)%	4,558,045		17,808,913			(74.4)%
Available seat miles (ASM)	1,431,771		5,242,919			(72.7)%	7,527,383		20,568,476			(63.4)%
Passenger revenue per RPM (Yield)	16.11	¢	14.35	¢		12.3%	14.59	¢	14.59	¢		—%
Passenger load factor (RPM/ASM)	39.8%		86.2%		(46.4)	pt.	60.6%		86.6%		(26.0)	pt.
Passenger revenue per ASM (PRASM)	6.41	¢	12.37	¢		(48.2)%	8.83	¢	12.63	¢		(30.1)%
Total Operations (a) :
Revenue passengers flown	485		2,898			(83.3)%	3,362		11,751			(71.4)%
RPM	580,977		4,526,797			(87.2)%	4,576,623		17,826,887			(74.3)%
ASM	1,453,062		5,255,202			(72.4)%	7,560,486		20,596,711			(63.3)%
Passenger load factor (RPM/ASM)	40.0%		86.1%		(46.1)	pt.	60.5%		86.6%		(26.1)	pt.
Operating revenue per ASM (RASM)	10.30	¢	13.47	¢		(23.5)%	11.17	¢	13.75	¢		(18.8)%
Operating cost per ASM (CASM)	24.72	¢	12.16	¢		103.3%	19.74	¢	12.16	¢		62.3%
CASM excluding aircraft fuel and non-recurring items (b)	22.51	¢	9.54	¢		136.0%	18.35	¢	9.54	¢		92.3%
Aircraft fuel expense per ASM (c)	1.82	¢	2.62	¢		(30.5)%	2.13	¢	2.62	¢		(18.7)%
Revenue block hours operated	10,968		56,246			(80.5)%	82,711		218,801			(62.2)%
Gallons of jet fuel consumed	21,250		68,454			(69.0)%	106,225		270,001			(60.7)%
Average cost per gallon of jet fuel (actual) (c)	$1.24		$2.01			(38.3)%	$1.52		$2.01			(24.4)%
Economic fuel cost per gallon (c)(d)	$1.29		$2.05			(37.1)%	$1.60		$2.06			(22.3)%

(a)    Includes the operations of the Company's contract carrier under a capacity purchase agreement. Total Operations includes both scheduled and chartered operations.
(b)    See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.
(c)    Includes applicable taxes and fees.
(d)    See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$26,338	$137,283	(80.8)%	$161,363	$542,573	(70.3)%
Realized losses on settlement of fuel derivative instruments	1,137	3,108	(63.4)%	9,035	12,403	(27.2)%
Economic fuel expense	$27,475	$140,391	(80.4)%	$170,398	$554,976	(69.3)%
Fuel gallons consumed	21,250	68,454	(69.0)%	106,225	270,001	(60.7)%
Economic fuel costs per gallon	$1.29	$2.05	(37.1)%	$1.60	$2.06	(22.3)%

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM, EBITDAR, and pre-tax margin. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•During the three and twelve months ended December 31, 2020, the effective tax rate included a tax benefit of $15.9 million and $45.4 million, respectively, resulting from the rate differential between the prevailing tax rate of 21% during the years that generated net operating losses and the previous tax rate of 35% that was in effect during the years to which net operating losses were carried back as a result of the enactment of the CARES Act.

•During the twelve months ended December 31, 2020, the Company recognized $240.6 million in contra-expense related to grant proceeds from the PSP. The grant proceeds were recognized in proportion to estimated wages and benefits expense over the period the PSP covers. The Company utilized all proceeds from the PSP as of December 31, 2020.

•Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•Changes in fair value of foreign currency derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, including the unrealized amounts of foreign currency derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.
•Unrealized loss (gain) on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to our functional currency.

•The Company recorded the following as special items:

◦During the three months ended March 31, 2020, a charge of $20.2 million was recorded for the ratification of a collective bargaining agreement with the Association of Flight Attendants in April 2020 (related to service prior to January 1, 2020).
◦During the three months ended March 31, 2020, a special charge of $106.7 million was recorded for goodwill impairment resulting from the decline in the market value of the Company's equity (i.e., share price), and the Company's inability to support the carrying value of goodwill on its financial statements.

◦During the three months ended June 30, 2020, an impairment charge of $27.5 million was recorded related to the Company's ATR-42 and ATR-72 fleets. An additional impairment charge of $3.4 million was recorded related to the Company's commercial real estate subsidiary.

◦During the three months ended June 30, 2020, the Company recorded $3.1 million of charges related to write-downs of projects permanently suspended as a result of the COVID-19 pandemic.

◦During the three months ended September 30, 2020, the Company recorded $24.5 million in special items related to its voluntary and involuntary separation programs, of which $17.5 million was recorded as an operating special item related to severance and benefits and $7.0 million was recorded as a non-operating special item related to termination benefits and curtailment loss.

◦During the three months ended December 31, 2020, the Company recorded long-lived asset impairment of approximately $5.4 million, comprised of an additional write-down of its ATR-42 and ATR-72 fleet of approximately $4.9 million as a result of ongoing market uncertainty attributed to the COVID-19 pandemic and the write-off of approximately $0.5 million in capitalized software projects that were permanently suspended in response to the continuing impacts of the COVID-19 pandemic. Additionally, the Company recorded $0.3 million related to additional costs for the finalization of the voluntary and involuntary separation programs discussed above.

◦During the three months ended December 31, 2020, the Company completed its accounting for voluntary and involuntary separation programs initiated in the third quarter of 2020, resulting in the reversal of non-operating special items of approximately $1.3 million.

The Company believes that adjusting for the impact of an effective tax rate differential, the receipt of grant proceeds, changes in fair value of fuel derivative contracts and foreign currency derivative contracts, fluctuations in foreign exchange rates, special items, and the sale of aircraft and aircraft equipment helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020		2019		2020		2019
	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share
	(in thousands, except per share data)
GAAP net income (loss), as reported	$(162,560)	$(3.50)	$49,717	$1.07	$(510,935)	$(11.08)	$223,984	$4.71
CARES Act - carryback of additional NOLs	(15,879)	(0.34)	—	—	(45,416)	(0.99)	—	—
CARES Act grant recognition	—	—	—	—	(240,648)	(5.22)	—	—
Changes in fair value of fuel derivative instruments	(1,140)	(0.02)	(3,602)	(0.08)	(2,105)	(0.05)	(5,694)	(0.13)
Unrealized loss on non-designated foreign exchange positions	904	0.02	—	—	1,327	0.03	—	—
Change in unrealized loss (gain) on foreign debt	7,218	0.16	(1,558)	(0.03)	14,759	0.32	696	0.02
Gain on sale of aircraft	—	—	—	—	—	—	(1,948)	(0.04)
Special items	5,704	0.12	—	—	184,111	3.99	—	—
Nonoperating special items	(1,329)	(0.03)	—	—	5,682	0.12	—	—
Tax effect of adjustments	(5,765)	(0.12)	1,370	0.03	42,252	0.92	1,845	0.04
Adjusted Net Income (Loss)	$(172,847)	$(3.71)	$45,927	$0.99	$(550,973)	$(11.96)	$218,883	$4.60

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
	(in thousands)
Income (Loss) Before Income Taxes	$(228,759)	$67,909	$(700,052)	$304,996
CARES Act grant recognition	—	—	(240,648)	—
Changes in fair value of fuel derivative instruments	(1,140)	(3,602)	(2,105)	(5,694)
Unrealized loss on non-designated foreign exchange positions	904	—	1,327	—
Change in unrealized loss (gain) on foreign debt	7,218	(1,558)	14,759	696
Gain on sale of aircraft	—	—	—	(1,948)
Special items	5,704	—	184,111	—
Nonoperating special items	(1,329)	—	5,682	—
Adjusted Income (Loss) Before Income Taxes	$(217,402)	$62,749	$(736,926)	$298,050

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Net Income (Loss) before Taxes	$(228,759)	$67,909	$(700,052)	$304,996
Depreciation & Amortization	36,149	39,632	151,665	158,906
Aircraft Rent	26,770	27,131	103,890	118,904
Interest and amortization of debt	(13,827)	(6,596)	(40,439)	(27,864)
EBITDAR, as reported	(152,013)	141,268	(404,058)	610,670
Add: CARES Act grant recognition	—	—	(240,648)	—
Add: changes in fair value of fuel derivative instruments	(1,140)	(3,602)	(2,105)	(5,694)
Add: unrealized loss on non-designated foreign exchange positions	904	—	1,327	—
Add: unrealized loss (gain) on foreign debt	7,218	(1,558)	14,759	696
Add: gain on sale of aircraft	—	—	—	(1,948)
Add: special items	5,704	—	184,111	—
Add: nonoperating special items	(1,329)	—	5,682	—
Adjusted EBITDAR	$(140,656)	$136,108	$(440,932)	$603,724

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020		2019		2020		2019
	(in thousands, except CASM data)
GAAP operating expenses	$359,161		$638,853		$1,492,424		$2,504,751
Aircraft fuel, including taxes and delivery	(26,338)		(137,283)		(161,363)		(542,573)
CARES Act PSP grant recognition	—		—		240,648		—
Gain on sale of aircraft	—		—		—		1,948
Special items	(5,704)		—		(184,111)		—
Adjusted operating expenses	$327,119		$501,570		$1,387,598		$1,964,126
Available Seat Miles	1,453,062		5,255,202		7,560,486		20,596,711
CASM—GAAP	24.72	¢	12.16	¢	19.74	¢	12.16	¢
Aircraft fuel, including taxes and delivery	(1.82)		(2.62)		(2.13)		(2.62)
CARES Act PSP grant recognition	—		—		3.18		—
Gain on sale of aircraft	—		—		—		0.00
Special items	(0.39)		—		(2.44)		—
Adjusted CASM	22.51	¢	9.54	¢	18.35	¢	9.54	¢

Pre-tax margin
The Company excludes unrealized (gains) losses from fuel derivative contracts and foreign debt, losses on the sale of aircraft and non-recurring items from pre-tax margin for the same reasons as described above.

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Pre-Tax Margin, as reported	(152.8)%	9.6%	(82.9)%	10.8%
Add: CARES Act grant recognition	—	—	(28.5)	—
Add: changes in fair value of fuel derivative instruments	(0.7)	(0.5)	(0.2)	(0.2)
Add: unrealized loss on non-designated foreign exchange positions	0.6	—	0.2	—
Add: unrealized loss (gain) on foreign debt	4.8	(0.2)	1.7	—
Add: gain on sale of aircraft	—	—	—	(0.1)
Add: special items	3.8	—	21.8	—
Add: nonoperating special items	(0.9)	—	0.7	—
Adjusted Pre-Tax Margin	(145.2)%	8.9%	(87.2)%	10.5%